EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Lafayette Bancorporation (No. 333-89851), of our report, dated January 26, 2000, on the consolidated financial statements of Lafayette Bancorporation as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is incorporated by reference in this Form 10-K.

                                            /s/ Crowe, Chisek and Company LLP
                                                Crowe, Chisek and Company LLP


March 20, 2000
Indianapolis, Indiana